EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-249510 on Amendment No.1 to Form F-4 of our report dated October 16, 2020, relating to the consolidated financial statements of Sands China Ltd. and its subsidiaries.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Touche Tohmatsu

Certified Public Accountants
Hong Kong
December 4, 2020